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                                                                   Exhibit 10(b)



                              CLEVELAND-CLIFFS INC
                            EXECUTIVE RETENTION PLAN

I. Purpose
   -------

     The purpose of the Plan is to establish a retention program for designated officers and key management employees of the Company. The Plan provides incentives to such employees who continue to work for the Company and who make substantial contributions to the Company contingent upon continued employment and meeting certain corporate goals.


II. Definitions
    -----------

     "Board" means the Board of Directors of the Company.

     "Bonus Award" means the award consisting of two components, as determined by the Committee, to be granted to a Participant based on that Participant's (i) continued employment through March 31, 2003 ("Retention Component"); and (ii) continued employment through March 31, 2004 and level of attainment during the Performance Period of his or her goals established in accordance with Articles IV and V ("Incentive Component").

     "Change in Control" means

         (A) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors ("Voting Stock"); provided, however, that for purposes of this Section, the following acquisitions will not constitute a Change in Control: (1) any issuance of Voting Stock of the Company directly from the Company that is approved by the Incumbent Board (as defined in Subsection (B), below), (2) any acquisition by the Company of Voting Stock of the Company, (3) any acquisition of Voting Stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, or (4) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Combination (as defined in Subsction (C), below) that complies with clauses (1), (2) and (3) of Subsection (C), below; or

         (B) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) will be deemed to have been a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange
Act) with respect to the election or removal of Directors or other actual
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or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (C) consummation of a reorganization, merger or consolidation involving the Company, a sale or other disposition of all or substantially all of the assets of the Company, or any other transaction involving the Company (each, a "Business Combination"), unless, in each case, immediately following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 55% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Voting Stock of the Company, (2) no Person (other than the Company, such entity resulting from such Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination, and (3) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

         (D) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (1), (2) and (3) of Subsection (C) above.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Compensation and Organization Committee of the Board. If at any time such a Committee has not been so designated, the Board of Directors will constitute the Committee.

     "Company" means Cleveland-Cliffs Inc and its subsidiaries and affiliates.

     "Designated Beneficiary" means the beneficiary or beneficiaries designated in accordance with Article XII hereof to receive the amount, if any, payable under the Plan upon the Participant's death.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Participant" means any officer or key executive designated by the Committee to participate in the Plan.



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     "Performance Period" means the period January 1, 2001 through December 31,
2003, or the portion of which the Participant is employed by the Company, during which performance is measured to determine the level of attainment of the Incentive Component of a Bonus Award.

     "Plan" means the Cleveland-Cliffs Inc Executive Retention Plan.


III. Eligibility
     -----------

     Participants in the Plan will be selected by the Committee from those officers and key managers of the Company and its affiliates whose efforts contribute materially to the success of the Company. No employee will be a Participant unless he or she is selected by the Committee, in its sole discretion. No employee will at any time have the right to be selected as a Participant.


IV. Administration
    --------------

     The Committee, in its sole discretion, will determine eligibility for participation, establish the maximum award which may be earned by each Participant (which may be expressed in terms of dollar amount, percentage of salary or any other measurement), establish goals for each Participant (which may be objective or subjective, and based on Company and/or individual performance), calculate and determine each Participant's level of attainment of such goals, and calculate the Incentive Component of the Bonus Award for each Participant based upon such level of attainment.

     Except as otherwise herein expressly provided, full power and authority to construe, suspend, interpret, and administer the Plan is vested in the Committee, including the power to amend or terminate the Plan as further described in Article XV. The Committee may at any time adopt such rules, regulations, policies, or practices as, in its sole discretion, it determines to be necessary or appropriate for the administration of, or the performance of its respective responsibilities under, the Plan. The Committee may at any time amend, modify, suspend, or terminate such rules, regulations, policies, or practices.


V. Bonus Awards
   ------------

     Bonus Awards will be earned by each Participant based upon continued employment and based upon the level of attainment of his or her goals during the Performance Period. The Committee will establish (a) the Retention Component of the Participant's Bonus Award based on the Participant's current base annual salary; and (b) the Incentive Component of the Participant's Bonus Award for the Performance Period with a threshold and target amount and goals relating to Company and/or individual performance (including continued employment) for each Participant, and will communicate such amounts and goals to each Participant during the Performance Period. As soon as practicable after the end of the Performance Period, the Committee will determine the level of attainment of the goals for each Participant and the Incentive Component of the Bonus Award to be made to each Participant.


VI. Vesting; Payment; Termination of Employment
    -------------------------------------------

     (a) Subject to the Participant's continued employment with the Company, the Bonus Award will become payable and nonforfeitable as follows:



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          (i) if the Participant is employed by the Company on March 31, 2003, the Retention Component of the Bonus Award will become nonforfeitable and will be paid as soon as practicable thereafter; and

          (ii) if the Participant is employed by the Company on March 31, 2004, the Incentive Component of the Bonus Award will be calculated based on performance criteria as determined in Section V and become nonforfeitable and will be paid as soon as practicable following the determination of the amount of the Incentive Component based upon such criteria.

Payment of Bonus Awards will be made in cash. Bonus Award amounts earned but not yet paid will not accrue interest.

     (b) Except as otherwise provided in Article VII and Article VIII, if the Participant's employment with the Company is terminated prior to March 31, 2003 for any reason other than as a result of the Participant's death, both the Retention Component and the Incentive Component of the Bonus Award will be forfeited by the Participant without consideration. Except as otherwise provided in Article VII and Article VIII, if the Participant's employment with the Company is terminated subsequent to March 31, 2003 and prior to March 31, 2004 for any reason other than as a result of the Participant's death, the Incentive Component of the Bonus Award will be forfeited by the Participant without consideration.

          (i) If the Participant's employment with the Company is terminated as a result of the Participant's death prior to March 31, 2003, both the Retention Component and the Incentive Component of the Bonus Award will be paid to the Participant's Designated Beneficiary on a pro rata basis, based on the number of months the Participant was employed by the Company commencing January 1, 2001 up to the termination of employment caused by the Participant's death.

          (ii) If the Participant's employment with the Company is terminated as a result of the Participant's death subsequent to March 31, 2003 and prior to March 31, 2004, the Incentive Component of the Bonus Award will be paid to the Participant's Designated Beneficiary on a pro rata basis, based on the number of months the Participant was employed by the Company commencing January 1, 2001 up to the termination of employment caused by the Participant's death.


VII. Payment of Bonus Awards Following a Change in Control
     -----------------------------------------------------

     Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control the Bonus Award will, to the extent not then vested and not previously forfeited, immediately become fully vested and payable in full at the maximum possible amount.



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VIII. Reorganization
      --------------

     The obligations of the Company under the Plan will be binding upon any successor corporation or organization resulting from merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company will make appropriate provision for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.


IX. Non-Alienation of Benefits
    --------------------------

     A Participant may not assign, sell, encumber, transfer or otherwise dispose of any rights or interests under the Plan except by will or the laws of descent and distribution. Any attempted disposition in contravention of the preceding sentence will be null and void.


X. No Claim or Right to Plan Participation
   ---------------------------------------

     No employee or other person will have any claim or right to be selected as a Participant under the Plan. Neither the Plan nor any action taken pursuant to the Plan will be construed as giving any employee any right to be retained in the employ of the Company.


XI. Taxes
    -----

     The Company will deduct from all amounts paid under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such payments.


XII. Designation and Change of Beneficiary
     -------------------------------------

     Each Participant may indicate upon notice to him or her by the Committee of his or her right to receive a Bonus Award a designation of one or more persons as the Designated Beneficiary who will be entitled to receive the amount, if any, payable under the Plan upon the death of the Participant. Such designation will be in writing to the Committee. A Participant may, from time to time, revoke or change his or her Designated Beneficiary without the consent of any prior Designated Beneficiary by filing a written designation with the Committee. The last such designation received by the Committee will be controlling; PROVIDED, HOWEVER, that no designation, or change or revocation thereof, will be effective unless received by the Committee prior to the Participant's death, and in no event will it be effective as of a date prior to such receipt.


XIII. Payments to Persons Other Than the Participant
      ----------------------------------------------

     If the Committee finds that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee, in its sole discretion, to be a proper recipient on behalf



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of such person otherwise entitled to payment. Any such payment will be a complete discharge of the liability of the Company therefor.


XIV. No Liability of Committee Members
     ---------------------------------

     No member of the Committee will be personally liable by reason of any contract or other instrument related to the Plan executed by such member or on his or her behalf in his or her capacity as a member of the Committee, nor for any mistake of judgment made in good faith, and the Company will indemnify and hold harmless each employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including legal fees, disbursements and other related charges) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.


XV. Termination or Amendment of the Plan
    ------------------------------------

     The Committee may amend, suspend or terminate the Plan at any time; provided, however, that no such action shall adversely affect the rights of any Participant without the written consent of such Participant.


XVI. Unfunded Plan
     -------------

     Participants have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, Designated Beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right will be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder will be paid from the general funds of the Company and no special or separate fund will be established and no segregation of assets will be made to assure payment of such amounts except as expressly set forth in the Plan.

     The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").


XVII. Governing Law
      -------------

     The terms of the Plan and all rights thereunder will be governed by and construed in accordance with the laws of the State of Ohio, without reference to principles of conflict of laws.


XVIII. Effective Date
       --------------

     The Cleveland-Cliffs Inc Executive Retention Plan shall be effective as of January 1, 2001.



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     IN WITNESS WHEREOF, Cleveland-Cliffs Inc, pursuant to the order of its
Board of Directors, has executed this Executive Retention Plan at Cleveland, Ohio, as of January 1, 2001.



                                                CLEVELAND-CLIFFS INC





                                                By: /s/ Randy L. Kummer
                                                    ---------------------------
                                                Vice President-Human Resources



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